Exhibit 99.1

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INTEGRATED ELECTRICAL SERVICES, INC.

SPECIAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.

The undersigned hereby appoints James M. Lindstrom and Gail D. Makode, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders thereof to be held on September 12, 2013, at 9:00 a.m. Central Time, at the IES corporate office located at 5433 Westheimer Road, Suite 500, Houston, TX 77056 or at any adjournment or postponement thereof, as follows:

This proxy when properly executed will be voted in the manner directed on this proxy card by the undersigned stockholder. Any executed proxy which does not designate a vote on a particular proposal shall be deemed to grant authority to vote “FOR” such proposal. If any other matter should be presented properly, this proxy will be voted in accordance with the discretion of the persons named herein. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

(Continued and to be signed on the reverse side.)

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SPECIAL MEETING OF STOCKHOLDERS OF

INTEGRATED ELECTRICAL SERVICES, INC.

September 12, 2013

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 00030030000000000000 1		091113
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		FOR	AGAINST	ABSTAIN

1. Proposal to approve the issuance of shares of IES common stock pursuant to the Agreement and Plan of Merger, dated as of March 13, 2013, by and among IES, MISCOR Group, Ltd. and IES Subsidiary Holdings, Inc., as amended by the First Amendment to Agreement and Plan of Merger, dated as of July 10, 2013.

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2. Any proposal to adjourn or postpone the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of IES common stock in the merger.

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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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